                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003, except for Note 14 as to which date is March 16, 2003, in the Registration Statement (Form S-1) and related Prospectus of Bank Mutual Corporation for the registration of up to an additional 10,603,581 shares of its common stock.


                              /s/ Ernst & Young LLP

Milwaukee, Wisconsin
September 29, 2003